EXHIBIT 23.1

Consent of Independent Auditor

Hot Air, Inc.

Fort Lauderdale, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260727) of BurgerFi International, Inc. of our report dated May 4, 2021, relating to the financial statements of Hot Air, Inc. and Subsidiaries, which appears in this Current Report on Form 8-K dated November 5, 2021.

/s/ BDO USA, LLP

Fort Lauderdale, Florida

November 5, 2021